SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K/A1

                      AMENDMENT TO APPLICATION OR REPORT
                 Filed pursuant to Section 12, 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

                         DREW INDUSTRIES INCORPORATED
                     (Exact name of registrant in charter)

                                AMENDMENT NO. 1

    Delaware                        0-13646                      13-3250533
(State or other                (Commission File               (I.R.S. Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 28, 1996 as set forth in the attached hereto:

             o  Item 7.  Financial Statements, Pro Forma
                         Financial Information and Exhibits

                     a)  Financial statements of business acquired

                     b)  Pro forma financial information

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Drew Industries Incorporated
                                                 (Registrant)

                                         /s/ Fredric M. Zinn
                                     By  Fredric M. Zinn
                                         Chief Financial Officer

Date    April 29, 1996

                       This report consists of 16 pages

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        a) Financial Statements of business acquired

           Shoals Supply, Inc.

             A) Independent Auditors' Report;
             B) Balance Sheets as of December 31, 1994 and 1995;
             C) Statements of Income for the years ended December 31, 1994 and
                1995;
             D) Statements of Stockholder's Equity (Deficit) for the years ended December 31, 1994 and 1995;
             E) Statements of Cash Flows for the years ended December 31, 1994 and 1995; and
             F) Notes to Financial Statements

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                             Financial Statements

                          December 31, 1994 and 1995

                  (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Shoals Supply, Inc.:

We have audited the accompanying balance sheets of Shoals Supply, Inc. (an S Corporation) as of December 31, 1994 and 1995, and the related statements of income, stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoals Supply, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP
March 1, 1996

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                                Balance Sheets

                          December 31, 1994 and 1995

                               Assets                                    1994          1995
                               ------                                    ----          ----
Current assets:
   Cash                                                            $   803,461       175,911
   Trade accounts receivable, net of allowance for
      doubtful accounts of $10,000
      in 1994 and 1995 (notes 5 and 6)                               1,342,999     1,918,686
   Inventories (notes 3 and 6)                                       6,770,940     7,835,699
   Due from related parties (note 7)                                   350,000         --
   Other current assets                                                130,277        98,615
                                                                   -----------    ----------
            Total current assets                                     9,397,677    10,028,911

Machinery and equipment, net (notes 4 and 6)                           876,829     1,213,851
Other assets                                                            14,751        14,951
                                                                   -----------    ----------
            Total assets                                           $10,289,257    11,257,713
                                                                   ===========    ==========
           Liabilities and Stockholder's Equity (Deficit)
           ----------------------------------------------
Current liabilities:
   Notes payable to banks (note 6)                                 $   944,384     8,002,367
   Accounts payable                                                  2,082,656     3,066,285
   Accrued liabilities                                                  90,615       149,106
   State income taxes payable                                           75,243       133,366
   Due to related parties (note 7)                                   1,767,017          --
                                                                   -----------    ----------
            Total current liabilities                                4,959,915    11,351,124

Stockholder's equity (deficit):
   Common stock, $1 par value; 1,000 shares
      authorized, issued and outstanding                                 1,000         1,000
   Retained earnings (accumulated deficit) (notes 6 and 7)           5,328,342       (94,411)
                                                                   -----------    ----------
            Total stockholder's equity (deficit)                     5,329,342       (93,411)

   Contingencies (note 8)
                                                                   -----------    ----------
            Total liabilities and stockholder's equity (deficit)   $10,289,257    11,257,713
                                                                   ===========    ==========

See accompanying notes to financial statements.

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                             Statements of Income

                    Years ended December 31, 1994 and 1995

                                                             1994          1995
                                                             ----          ----
Net sales (notes 5 and 7)                               $47,448,344    55,742,537

Cost of sales (note 7)                                   41,997,819    49,253,007
                                                        -----------    ----------
      Gross profit                                        5,450,525     6,489,530

Selling, general and administrative expenses (note 7)     1,889,956     2,326,639
                                                        -----------    ----------
      Income from operations                              3,560,569     4,162,891

Interest expense (note 6)                                    51,586       132,490
                                                        -----------    ----------
      Income before state income taxes                    3,508,983     4,030,401

State income taxes                                           48,984        58,123
                                                        -----------    ----------
      Net income                                        $ 3,459,999     3,972,278
                                                        ===========    ==========

See accompanying notes to financial statements.

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                 Statements of Stockholder's Equity (Deficit)

                    Years ended December 31, 1994 and 1995

                                      Common Stock       Retained
                                   -----------------     Earnings
                                     Number            (Accumulated
                                   of Shares  Amount     Deficit)       Total
                                   ---------  ------   ------------     -----
Balance at December 31, 1993         1,000    $1,000    1,929,481     1,930,481

Net income                                      --      3,459,999     3,459,999

Distributions                         --        --        (61,138)      (61,138)
                                     -----    ------   ----------    ----------
Balance at December 31, 1994         1,000     1,000    5,328,342     5,329,342

Net income                                      --      3,972,278     3,972,278

Distributions (notes 6 and 7)         --        --     (9,395,031)   (9,395,031)
                                     -----    ------   ----------    ----------
Balance at December 31, 1995         1,000    $1,000      (94,411)      (93,411)
                                     =====    ======   ==========    ==========

See accompanying notes to financial statements.

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                           Statements of Cash Flows

                    Years ended December 31, 1994 and 1995

                                                                   1994           1995
                                                                   ----           ----
Cash flows from operating activities:
   Net income                                                 $ 3,459,999      3,972,278
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation                                             321,190        423,995
         Changes in operating assets and liabilities:
            Trade accounts receivable, net                       (485,761)      (575,687)
            Inventories                                        (3,128,804)    (1,064,759)
            Due from/ to related parties, net                   1,025,608     (2,730,113)
            Other current assets                                  (70,360)        31,662
            Other assets                                             --             (200)
            Accounts payable                                      146,471        983,629
            Accrued liabilities                                    40,274         58,491
            State income taxes payable                             48,984         58,123
                                                              -----------     ----------
                  Net cash provided by operating activities     1,357,601      1,157,419
                                                              -----------     ----------
Cash flows used in investing activities - purchases
   of machinery and equipment                                    (612,785)      (761,017)
                                                              -----------     ----------
Cash flows from financing activities:
   Proceeds from notes payable                                    855,199      8,037,650
   Payments on notes payable                                   (1,418,493)      (979,667)
   Distributions                                                  (61,138)    (8,081,935)
                                                              -----------     ----------
                  Net cash used in financing activities          (624,432)    (1,023,952)
                                                              -----------     ----------
Net increase (decrease) in cash                                   120,384       (627,550)

Cash at beginning of year                                         683,077        803,461
                                                              -----------     ----------
Cash at end of year                                           $   803,461        175,911
                                                              ===========     ==========
Supplemental disclosures of cash flow information:

Cash paid for interest                                        $    49,171        142,165
                                                              ===========     ==========
Non-cash distribution                                         $      --        1,313,096
                                                              ===========     ==========

See accompanying notes to financial statements.

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                         Notes to Financial Statements

                    Years ended December 31, 1994 and 1995

(1)     Summary of Significant Accounting Policies

           (a) Nature of Business

               Shoals Supply, Inc. (the Company) is engaged in manufacturing, refurbishing and distributing new and used axles, tires, chassis components and related products and services for the manufactured housing industry. The Company is wholly owned by Mr. Lecil V. Thomas (note 2).

           (b) Inventories

               Inventories are carried at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method.

           (c) Machinery and Equipment

               Machinery and equipment is stated at cost. Depreciation is calculated using accelerated methods over the estimated useful lives of the assets ranging from three to seven years.

           (d) Income Taxes

               The Company has elected to be treated as an S corporation in accordance with Federal income tax law. As such, generally no federal income taxes are levied on the corporation, but rather on the individual stockholder. Consequently, no provision or liability for federal income taxes has been reflected in the accompanying financial statements.

               The Company provides for certain state taxes based on income in the states of Texas and Tennessee which do not allow S corporation status.

           (e) Use of Estimates

               The preparation of the financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Because of the use of estimates inherent in the financial reporting process, actual results could differ from these estimates.

                                                                     (Continued)

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                         Notes to Financial Statements

(2)     Subsequent Sale of the Company

        On February 15, 1996, the Company sold its assets and business to Drew Industries Incorporated (Drew), a publicly traded company who, through its wholly-owned subsidiary Kinro, Inc., is a manufacturer and marketer of aluminum and vinyl windows for manufactured homes and aluminum windows and doors for recreational vehicles.

        The consideration for the sale was 544,959 shares of common stock of Drew having a value of approximately $7,500,000 at February 15, 1996, cash at closing of $1,225,000 and a note with a present value of approximately $716,000 payable over five years. Drew assumed $7,500,000 of the Company's notes payable to banks (note 6) and certain operating liabilities. In addition, as a result of the sale of the Company, Drew assumed a liability to pay bonuses to key Company employees totaling $2,000,000, payable over a three-year period commencing in November, 1996. No related party balances were acquired or assumed by Drew.

        On February 15, 1996, the Company entered into an agreement to lease all of the property and plant facilities from Mr. Lecil V. Thomas for a five-year period through February 15, 2001. Under the terms of the lease, Drew will pay lease rentals of $252,000 per year, payable in equal monthly payments. Upon expiration of the initial term, Drew may renew the lease for an additional five-year period at mutually acceptable rentals.

(3)     Inventories

        Inventories consist of the following at December 31, 1994 and 1995:

                                         1994         1995
                                         ----         ----
                   Raw materials     $4,069,412    3,298,591
                   Work in process       10,827       11,083
                   Finished goods     2,690,701    4,526,025
                                     ----------   ----------
                                     $6,770,940    7,835,699
                                     ==========   ==========

(4)     Machinery and Equipment

        Machinery and equipment consist of the following at December 31, 1994 and 1995:

                                                1994         1995
                                                ----         ----
            Office equipment                $   34,112       44,158
            Machinery and equipment          1,391,925    1,520,809
            Transportation equipment           787,996    1,340,423
                                            ----------    ---------
                                             2,214,033    2,905,390
            Less accumulated depreciation    1,337,204    1,691,539
                                            ----------    ---------
                                            $  876,829    1,213,851
                                            ==========    =========

                                                                     (Continued)

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                         Notes to Financial Statements

(5)     Business and Credit Concentrations

        The majority of the Company's customers are engaged in the manufactured home industry and are located predominantly in the southeastern United States.

        The Company has five customers which comprise approximately 87% and 83% of sales in the years ended December 31, 1994 and 1995, respectively. Related trade accounts receivable from these customers was approximately $1,150,000 and $1,740,000 at December 31, 1994 and 1995, respectively.

(6)     Notes Payable

        On December 1, 1995 the Company entered into a $5,000,050 revolving note and a $2,500,050 installment note with a bank. The proceeds of the notes were used, in part, to payoff the remaining balances of the Company's existing note agreements with another bank. Both notes are secured by certain machinery and equipment, inventories and receivables of the Company and are guaranteed by the stockholder. The revolving note is due on December 1, 1996 with interest due monthly at a fixed rate of 6.4% per annum. The installment note requires monthly payments of principal and interest (fixed at 6.4% per annum) of $48,911 with a final balloon payment of $2,111,823 due on December 1, 1996.

        In addition to the above, on December 29, 1995 the Company entered into a $537,550 note with a bank. The note is secured by certain machinery and equipment, inventories and receivables of the Company. Interest is due monthly at a fixed rate of 7.5% per annum and the principal balance is due February 29, 1996.

        Based on the borrowing rates currently available to the Company for notes payable with similar terms and maturities, the fair value of notes payable as of December 31, 1995 approximates their carrying amounts.

        Amounts approximating $7,500,000 from these notes were paid to the Company's stockholder and held in an account at the funding bank (note
        2).

(7)     Related Party Transactions

        The Company leases primarily all of the property and plant facilities from the stockholder. The leases are informal month-to-month agreements with the stockholder. Lease payments to the stockholder amounted to approximately $218,000 and $227,000 for the years ended December 31, 1994 and 1995, respectively.

        The Company has sales to entities which share common ownership with the Company. Sales to these entities totaled approximately $1,340,000 and $2,720,000 for the years ended December 31, 1994 and 1995, respectively.

                                                                     (Continued)

                              SHOALS SUPPLY, INC.
                              (an S Corporation)

                         Notes to Financial Statements

(7)     Related Party Transactions, Continued

        The Company paid certain general and administrative expenses for an entity which shares common ownership with the Company. These payments, which are excluded from the accompanying statements of income, totaled approximately $450,000 and $550,000 for the years ended December 31, 1994 and 1995, respectively.

        Entities which share common ownership with the Company paid certain expenses for the Company. These expenses, which are included in cost of sales and general and administrative expenses, totaled approximately $510,000 and $610,000 for the years ended December 31, 1994 and 1995, respectively.

        As of December 31, 1994, the Company had a net payable to the stockholder of approximately $950,000, which was subsequently paid in 1995.

        As of December 31, 1995, the Company had a net receivable from related parties of approximately $1,313,000. It was the intention of the Company's stockholder not to collect this net amount from the related parties. As a result, the net receivable was treated as a distribution to the stockholder at December 31, 1995

(8)     Contingencies

        The Company leases all of the real property from the stockholder who is responsible for environmental remediation costs, if any. The Company cannot estimate the remediation costs, if any, associated with these sites. The Company does not expect that such costs, if any, would have a materially adverse effect on the results of operations or the financial position of the Company. In addition, the Company's stockholder has indemnified Drew against remediation costs, if any, arising from this environmental matter.

        b) Pro forma financial information

           The unaudited pro forma financial information gives effect to the acquisition of the assets and business of Shoals Supply, Inc. by Drew Industries Incorporated. The acquisition is being accounted for as a purchase.

           The unaudited pro forma financial information has been prepared on the following basis:

           o The unaudited pro forma combined statement of income assumes that the acquisition was completed as of the beginning of the period presented.

           o The unaudited pro forma combined balance sheet assumes that the acquisition was completed as of the balance sheet date.

                    PRO FORMA COMBINED STATEMENT OF INCOME
                         Year Ended December 31, 1995
                                  (Unaudited)

(In thousands, except per share amounts)

                                            Drew
                                          Industries          Shoals           Pro Forma             Pro Forma
                                         Incorporated       Supply, Inc       Adjustments            Combined
                                         ------------       -----------       -----------            ---------
Net sales                                  $100,084           $55,743                                $155,827
Cost of sales                                72,602            49,253                                 121,855
                                           --------           -------                                --------
       Gross profit                          27,482             6,490                                  33,972

Selling, general and administrative
       expenses                              14,691             2,327           $   601 (1,2,3)        17,619
                                           --------           -------           -------              --------
       Operating profit                      12,791             4,163              (601)               16,353

Interest income (expense), net                  134              (133)             (757) (4)             (756)
                                           --------           -------           -------              --------
       Income before income taxes            12,925             4,030            (1,358)               15,597

Provision for income taxes                    5,103                58             1,011 (5)             6,172
                                           --------           -------           -------              --------
       Net income                          $  7,822           $ 3,972           $(2,369)             $  9,425
                                           ========           =======           =======              ========
Net income per common share                $   1.58                                                  $   1.72
                                           ========                                                  ========
Weighted average common shares
       outstanding                            4,947                                                     5,492
                                           ========                                                  ========

                       PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1995
                                  (Unaudited)

(In thousands, except share and per share amounts)

                                                   Drew
                                                 Industries        Shoals          Pro Forma      Pro Forma
                                                Incorporated     Supply, Inc.     Adjustments     Combined
                                                ------------     ------------     -----------     ---------
ASSETS
Current assets
  Cash and short term investments                  $ 4,028         $   176        $(3,225) (6,7)   $   979
  Accounts receivable, trade, net                    4,165           1,919                           6,084
  Inventories                                       11,024           7,836                          18,860
  Prepaid expenses and other current assets          1,521              98                           1,619
                                                   -------         -------        -------          -------
Total current assets                                20,738          10,029        $(3,225)          27,542

Fixed assets, net                                    5,594           1,214                           6,808
Goodwill, net                                          319                         12,047  (6)      12,366
Other assets                                         1,580              15           (500) (6)       1,095
                                                   -------         -------        -------          -------
         Total assets                              $28,231         $11,258        $ 8,322          $47,811
                                                   =======         =======        =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable, including current maturities
  of long-term indebtedness and
  obligations under capital leases                 $   128         $ 8,003        $(7,873) (6,7)       258
  Accounts payable, trade                            3,511           3,066                           6,577
  Accrued liabilities and other current
  liabilities                                        8,279             282            675  (6,8)     9,236
                                                   -------         -------        -------          -------
Total current liabilities                           11,918          11,351        $(7,198)          16,071
Long-term indebtedness                                                              6,588  (6,7)     6,588
Other long-term liabilities                            311                          1,339  (8)       1,650
                                                   -------         -------        -------          -------
         Total liabilities                          12,229          11,351            729           24,309
                                                   -------         -------        -------          -------
Stockholders' equity
  Common stock, par value $.01 per share(a)             50                              5  (6)          55
  Common stock, par value $1.00 per share                                1             (1) (6)           0
  Paid in capital                                    9,103                          7,495  (6)      16,598
  Retained earnings (deficit)                        7,197             (94)            94  (6)       7,197
                                                   -------         -------        -------          -------
                                                    16,350             (93)         7,593           23,850
  Treasury stock, at cost - 39,875 shares             (348)                                           (348)
                                                   -------         -------        -------          -------
         Total stockholders' equity                 16,002             (93)         7,593           23,502
                                                   -------         -------        -------          -------
         Total liabilities and stockholders'
             equity                                $28,231         $11,258        $ 8,322          $47,811
                                                   =======         =======        =======          =======

a) Drew Industries Incorporated ("Drew") common stock; authorized 20,000,000 shares, issued 4,999,644 shares prior to the acquisition; 544,959 shares issued in connection with the acquisition.

Pro Forma Adjustments:

1) To record amortization ($401,000), over thirty years, of goodwill.

2) To record the annual payment ($25,000) of the consulting contract between Drew and the former owner of Shoals Supply, Inc. ("Shoals").

3) To record the excess of the fair compensation of the general manager of Shoals over the compensation paid to the former owner of Shoals in that capacity ($175,000).

4) Interest on debt incurred in connection with the acquisition, in excess of the interest incurred by Shoals, as well as imputed interest on non-interest bearing long-term obligations of Shoals.

5) To adjust the provision for income taxes to the pro forma calculation of the provision for income taxes.

6) To (i) adjust the assets and liabilities of Shoals to their fair value at the date of acquisition, (ii) record goodwill representing the excess of the cost of the assets and business of Shoals over the fair value of the net tangible assets acquired, (iii) eliminate the stockholder's equity (deficit) of Shoals and, (iv) record the acquisition cost, including the issuance of 544,959 shares of Drew common stock with a value of $7.5 million, the payment of $1,225,000, the issuance of a note to Shoals with a present value of $715,000, and closing costs of $775,000.

7) To record the repayment, by Drew, of assumed bank debt of Shoals.

8) To record the present value of a liability for deferred employee bonuses granted by Shoals prior to closing, and assumed by Drew. Of such liability, $400,000 is current and $1,339,000 is long-term.